EXHIBIT 10

                       Consents of Independent Auditors and
                  Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-110336 of Carillon Account on Form N-4 of our report dated March 26, 2009 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance) relating to the statutory financial statements of The Union Central Life Insurance Company, appearing in the Statement of Additional Information, which is included in the Registrant's Post-Effective Amendment No. 9 to Registration Statement No. 333-110336, and to the reference to us under the heading "Independent Auditors and Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
December 4, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-110336 of Carillon Account on Form N-4 of our report dated March 19, 2009, relating to the financial statements and financial highlights of the subaccounts of Carillon Account, appearing in the Statement of Additional Information, which is included in the Registrant's Post-Effective Amendment No. 9 to Registration Statement No. 333-110336, and to the reference to us under the heading "Independent Auditors and Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
December 4, 2009